WILLSCOT MOBILE MINI HOLDINGS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS AND PROVIDES 2021 OUTLOOK

Continued Rate Performance, Margin Expansion, Free Cash Flow Acceleration, And Merger Integration All Reinforce Long-Term Growth Prospects
PHOENIX (February 25, 2021) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in turnkey modular space and portable storage solutions, today announced fourth quarter and full year 2020 financial results and provided an update on merger integration activities, the current market environment and its 2021 outlook.

On July 1, 2020, Williams Scotsman, Inc. closed the merger with Mobile Mini, Inc. (the "Merger") and assumed the name WillScot Mobile Mini Holdings Corp. (Nasdaq: WSC). Our reported results only include Mobile Mini for the periods subsequent to the Merger. Our Pro Forma Results include Mobile Mini's results as if the Merger and financing transactions had occurred on January 1, 2019, which we believe is a better representation of how the combined company has performed over time. Following the Merger, we expanded our reporting segments from two segments to four reporting segments. The North America Modular segment aligns with the WillScot legacy business prior to the Merger and the North America Storage, UK Storage and Tank and Pump segments align with the Mobile Mini segments prior to the Merger.

WillScot Mobile Mini Holdings’ Financial Highlights1
Highlights of Fourth Quarter Results

•Total revenues of $437.6 million increased by $159.6 million relative to prior year, or 57.4%, driven by the addition of Mobile Mini's revenues to our consolidated results, upon closing of the Merger on July 1, 2020.
◦Modular space monthly rental rates in the NA Modular segment increased by 12.9% year over year.
◦Order and delivery rates continued sequential improvements as compared to prior year and units on rent remained resilient, with average modular units on rent down 0.5% in the NA Modular segment sequentially from the third quarter and average units on rent in the NA Storage segment up 1% above prior year in the fourth quarter.
•Adjusted EBITDA of $179.7 million increased by $81.5 million, or 83.0% year over year, driven both by the addition of Mobile Mini to our results and 9.5% year over year organic growth in the NA Modular segment.
•Adjusted EBITDA Margin of 41.1% increased by 580 basis points ("bps") relative to prior year, driven by 440 bps of margin expansion in the NA Modular segment, and the addition of Mobile Mini's higher margin portable storage business.
•Net income of $46.5 million increased by $37.6 million year over year.
•Generated $87.4 million of free cash flow, an increase of $43.7 million or 100% relative to prior year, and representing a free cash flow margin of 20%.
•Reduced leverage to 3.8x our pro forma last-twelve-months Adjusted EBITDA of $646.5 million while repurchasing $35.3 million of warrants and share equivalents.
Highlights of Full Year 2020 Results

•Total revenues of $1,367.6 increased 28.6% or $303.9 million year over year.
•Adjusted EBITDA of $530.3 million, increased by $173.8 million, or 48.8%, year over year.
•Adjusted EBITDA Margin of 38.8% increased by 530 bps relative to prior year.
•Net income of $71.9 million increased by $83.4 million and free cash flow of $162.3 million increased by $142.3 million relative to prior year.
•Executed transformational merger with Mobile Mini on July 1st and refinanced all outstanding debt, resulting in 4.1% weighted average cost of debt, no maturities until 2025, and over $1.0 billion of available liquidity in the ABL as of December 31, 2020.
Refer to the Supplemental Pro Forma Financial Information section on Form 10-K to be filed with the SEC and made available on the WillScot Mobile Mini Holdings Corp. investor relations website for full reconciliations of our reported and pro forma results.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Revenue	$437,647	$278,045	$1,367,645	$1,063,665
Consolidated net income (loss)	$46,468	$8,928	$71,879	$(11,543)
Adjusted EBITDA[1]	$179,684	$98,216	$530,307	$356,548
Net cash provided by operating activities	$129,717	$73,490	$304,812	$172,566
Free Cash Flow[1]	$87,430	$43,682	$162,279	$19,984

	Three Months Ended December 31,		Year Ended December 31,
Pro Forma Adjusted EBITDA[1] by Segment (in thousands)	2020	2019	2020	2019
NA Modular	$107,460	$98,216	$394,805	$356,548
NA Storage	53,372	51,182	184,601	169,697
UK Storage	9,516	6,588	31,080	25,758
Tank and Pump	9,336	10,313	35,979	47,438
Consolidated Adjusted EBITDA	$179,684	$166,299	$646,465	$599,441

Management Commentary1
"Our WillScot Mobile Mini team concluded a transformational year and set the foundation for an exciting new chapter of growth and value creation, despite unprecedented operating challenges," said Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings. "Our portfolio continued to demonstrate its resilience in the fourth quarter as we grew our leasing and services revenue both sequentially and versus prior year, driven by 12.9% average rental rate growth in our NA Modular segment, and impressive rates and volumes in our Storage segments. New order rates, pricing, and value-added products penetration are all trending positively heading into 2021 across our diversified segments and end markets."

"As we progress through the integration, we are developing an expanding portfolio of growth initiatives, which will propel the business for years to come. Some, such as continued price performance and penetration of value-added services are well underway, whereas others such as cross-selling and implementation of operating best practices across our segments are in their infancy and will develop in 2021. We are on track to complete our system migration in the first half of the year, as planned, which will enable further synergies. And, we also started developing our Environmental, Social, and Governance (ESG) roadmap, which will build on the values shared across our organization, while highlighting the inherently sustainable value proposition in our temporary modular and storage solutions."

Soultz continued, “I am proud of the entire team for bringing 2020 across the finish line and am excited for the next phase of our journey. As our teams have coalesced, Kelly Williams has announced his intention to transition from WillScot Mobile Mini effective July 31, 2021. I could not have asked for a better partner than Kelly in planning and executing our integration, where he has played an instrumental role. On behalf of the entire WillScot Mobile Mini Holdings Board of Directors, I want to thank him for contributions that will drive years of value creation for our stakeholders. I am also incredibly excited about the broader management structure that we have in place to drive our long-term goals. We are positioned to effectively harness the combined operating expertise of the legacy WillScot and Mobile Mini organizations as we journey forward."

Chief Financial Officer of WillScot Mobile Mini, Tim Boswell, noted that "With the integration ongoing, we delivered another outstanding quarter with acceleration across our key financial metrics. Free cash flow in the fourth quarter increased by $44 million year over year to $87 million. This represents a 20% free cash flow margin in the quarter and shows obvious progression towards the $500 million run-rate free cash flow milestone that we identified one year ago when we were developing our vision for WillScot Mobile Mini. Steady execution of our leasing KPIs, execution of synergies and operating efficiencies, and disciplined capital allocation are all working together to drive free cash flow and returns. We have a high degree of visibility into continued improvements, given our unique business model. Pro forma leverage decreased to 3.8x in the fourth quarter and is well on track to be within our target range of 3.0x to 3.5x by the end of 2021. We also used our share repurchase authorization opportunistically to buy back $35 million of outstanding warrants and share equivalents. Our 2021 guidance is supported by growth initiatives that are within our control and will put us on an exciting trajectory for 2022 and beyond."

Fourth Quarter 2020 Results1
Total revenues increased 57.4% to $437.6 million, while leasing revenues increased 67.6% versus the prior year quarter driven primarily by the addition of Mobile Mini's revenues to our consolidated results.
•Average modular space units on rent increased 21,780 units, or 24.2%, and average portable storage units on rent increased 143,594 units, both driven by the Mobile Mini Merger.
•Average modular space monthly rental rate increased $29, or 4.5% to $670 driven by a $83, or 12.9% increase in the NA Modular segment, offset by the dilutive impact of lower rates due to mix on the Mobile Mini modular space units.
•Average portable storage monthly rental rate increased $18, or 15.3% to $136 driven by the accretive impact of higher rates from the Mobile Mini portable storage fleet.
•NA Modular segment revenue decreased 2.7% to $270.6 million, primarily driven by a $12.9 million decline in new unit sales revenues. However, leasing revenues increased $6.9 million, or 3.6% due to continued growth of pricing and value added products:
◦NA Modular space average monthly rental rate of $724 increased 12.9% year over year, representing a continuation of the long-term price optimization and VAPS penetration opportunities across our portfolio.
◦Average NA modular space units on rent decreased 4,002, or 4.4%, year over year, however, only dropped 0.5% sequentially from Q3 into Q4 to 86,011, which compares to a 1.3% drop from Q3 to Q4 in 2019 providing clear evidence of stabilization across our end markets.
Adjusted EBITDA of $179.7 million increased $81.5 million, or 83.0% year over year. Of this increase, $72.2 million was driven by the addition of Mobile Mini to our consolidated results, with the remainder driven by strong organic growth in the NA Modular segment.
•Adjusted EBITDA in our NA Modular segment increased $9.3 million, or 9.5% to $107.5 million primarily driven by increases in leasing and services gross profit excluding depreciation of $16.8 million, or 11.6%, driven by increased pricing and VAPS, as well as approximately $9.5 million of variable cost savings.
•Consolidated Adjusted EBITDA Margin was 41.1% in the fourth quarter and increased 580 bps versus prior year driven by a 440 bps increase in the NA Modular segment, as well as the addition of the higher margin Mobile Mini operations in Q3 2020. Within the NA Modular segment, margin expansion was driven by a 490 bps improvement in leasing and services gross profit margin excluding depreciation due to variable cost reductions and a higher mix of more profitable leasing revenues, partially offset by increased selling, general, and administrative costs. During the quarter, we realized year over year incremental synergy savings in the NA Modular segment of $5.1 million related to previous acquisitions.
Net income of $46.5 million for the three months ended December 31, 2020 was up $37.6 million versus prior year.
Free Cash Flow increased by $43.7 million year over year to $87.4 million, representing a 20% free cash flow margin.

Full Year 2020 Results1
Total revenues increased $303.9 million, or 28.6%, year over year to $1,367.6 million, driven by a 32.3% increase in leasing and services revenue due to improved pricing and VAPS penetration in our NA Modular segment, and increased volumes due to the addition of Mobile Mini's revenues to our consolidated results following the Merger on July 1, 2020.
•Consolidated average modular space monthly rental rates increased $44, or 7.2% year over year driven by a $71, or 11.6%, increase in the NA Modular segment, partially offset by the dilutive impact of lower rates due to mix on the Mobile Mini modular space units.
•Consolidated average portable storage monthly rental rates increased $12, or 10.0% versus prior year driven by the accretive impact of higher rates from the Mobile Mini portable storage fleet.
•Average modular space and portable storage units on rent increased 8.6% and 398.6% year over year, respectively, driven by the Mobile Mini Merger, partially offset by reductions in new project starts in the second and third quarters, following the onset of the COVID-19 pandemic.
•NA Modular segment revenue decreased 1.2% to $1,051.2 million, primarily driven by a $26.6 million decline in new and rental unit sales revenues and a $12.0 million decrease in delivery and installation revenues, primarily due to demand disruptions in the second and third quarters. However, leasing revenues increased $26.1 million, or 3.5% due to continued growth of pricing and value added products:
◦Modular space average monthly rental rate of $685 increased 11.6% year over year, representing a continuation of the long-term price optimization and VAPS penetration opportunities across our portfolio.

◦Average modular space units on rent decreased 4,808, or 5.2%, year over year, however, only dropped 0.5% sequentially from Q3 into Q4 to 86,011, which compares to a 1.3% drop from Q3 to Q4 in 2019.
Adjusted EBITDA of $530.3 million, represented a $173.8 million, or 48.8%, increase year over year. Of this increase, $135.5 million was driven by the addition of Mobile Mini to our consolidated results, and the remainder was driven by strong organic growth in our NA Modular segment of $38.3 million, or 10.7%.
Adjusted EBITDA margin expanded 530 bps year over year to 38.8% and with strong margin expansion across all four operating segments. The margin expansion was driven by strong pricing and value-added products growth, a revenue mix shift weighted towards higher margin leasing revenues, and proactive cost reductions implemented in Q2 and maintained through Q4 to adjust for demand disruptions due to the COVID pandemic.
Net income of $71.9 million for the year ended December 31, 2020 was up $83.4 million versus prior year and included a $42.4 million loss on extinguishment of debt related to our recent refinancing activities and $93.8 million of discrete costs expensed in the period related to transaction and integration activities, partly offset by a $51.5 million non-cash income tax benefit.
Free Cash Flow increased by $142.3 million year over year to $162.3 million.
Capitalization and Liquidity Update1,3
Through a series of strategic transactions leading up to and immediately following the Merger, we refinanced and optimized all of WillScot's and Mobile Mini’s pre-existing debt and put in place a robust capital structure that we believe will support the business for years to come.

As of December 31, 2020
•We generated $87.4 million of free cash flow in the fourth quarter and are highly liquid and cash generative heading into 2021.
•We had over $1 billion of excess availability under the asset-based revolving credit facility, which combined with strong cash generation from operations and a flexible covenant structure, give us ample liquidity with which to operate the business.
•Our weighted average interest rate is approximately 4.1% and annual cash interest expense based on the current debt structure is approximately $104 million.
•We have no debt maturities prior to 2025.
•We reduced leverage to 3.8x our pro forma last-twelve-months Adjusted EBITDA of $646.5 million and are on a rapid deleveraging trajectory.

2021 Outlook1, 2, 3
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below. The 2021 guidance includes:

	2020 Pro Forma Results	2021 Outlook
Revenue	$1.65 billion	$1.7 billion - $1.8 billion
Adjusted EBITDA[1,2]	$646.5 million	$675 million - $715 million
Net CAPEX[2,3]	$161.4 million	$180 million - $220 million
1 - Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Further information and reconciliations for these Non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") is included at the end of this press release.
2 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore no reconciliation to the most comparable GAAP measures is provided.
3 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, pro forma revenue, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, and other discrete expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Pro forma revenue is defined the same as revenue, but includes pre-acquisition results from Mobile Mini for all periods presented. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; and (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends. The Company believes that pro forma revenue is useful to investors because they allow investors to compare performance of the combined Company over various reporting periods on a consistent basis. The Company believes that Net CAPEX provide useful additional information concerning cash flow available to meet future debt service obligations. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.
Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.
Conference Call Information
WillScot Mobile Mini Holdings will host a conference call and webcast to discuss its fourth quarter 2020 results and outlook at 10 a.m. Eastern Time on Friday, February 26, 2021. The live call can be accessed by dialing (855) 312-9420 (US/Canada toll-free) or (210) 874-7774 (international) and asking to be connected to the WillScot Mobile Mini Holdings call. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website www.willscotmobilemini.com. Choose "Events" and select the information pertaining to the WillScot Mobile Mini Holdings Fourth Quarter 2020 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 60 days on the Company’s investor relations website.
About WillScot Mobile Mini Holdings
WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC”. Based in Phoenix, Arizona, WillScot Mobile Mini Holdings is a North American leader in turnkey modular space and portable storage solutions. It was formed in 2020 upon the merger of leaders in the modular space and portable storage markets. Together the WillScot and Mobile Mini brands operate approximately 275 locations across the United States, Canada, Mexico, and the United Kingdom with a combined fleet of over 350,000 portable offices and storage containers. The Company leases turnkey office space and storage solutions for temporary applications across a diverse customer base in the commercial and industrial, construction, retail, education, health care, government, transportation, security and energy sectors. WillScot Mobile Mini creates value by enabling customers to add space efficiently and cost-effectively – when the solution is perfect, productivity is all the customer sees.

Forward-Looking Statements
This news release contains forward-looking statements (including the earnings guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our long-term growth prospects, the ability of our capital structure to support the business, our future cash flow and liquidity, our deleveraging trajectory, continued VAPS penetration opportunities, and our revenue, Adjusted EBITDA and Net Capex outlooks. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability (including cost increases resulting from tariffs); potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ending December 31, 2019), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Scott Junk
investors@willscotmobilemini.com	scott.junk@willscotmobilemini.com

WillScot Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019	2018
Revenues:
Leasing and services revenue:
Leasing	$1,001,447	$744,185	$518,235
Delivery and installation	274,156	220,057	154,557
Sales revenue:
New units	53,093	59,085	53,603
Rental units	38,949	40,338	25,017
Total revenues	1,367,645	1,063,665	751,412
Costs:
Costs of leasing and services:
Leasing	227,376	213,151	143,120
Delivery and installation	220,102	194,107	143,950
Costs of sales:
New units	34,841	42,160	36,863
Rental units	24,772	26,255	16,659
Depreciation of rental equipment	200,581	174,679	121,436
Gross profit	659,973	413,313	289,384
Expenses:
Selling, general and administrative	360,626	271,004	234,820
Transaction costs	64,053	—	20,051
Other depreciation and amortization	43,249	12,395	13,304
Impairment losses on long-lived assets	—	2,848	1,600
Lease impairment expense and other related charges	4,876	8,674	—
Restructuring costs	6,527	3,755	15,468
Currency (gains) losses, net	(355)	(688)	2,454
Other income, net	(1,718)	(2,200)	(4,574)
Operating income	182,715	117,525	6,261
Interest expense	119,886	122,504	98,433
Loss on extinguishment of debt	42,401	8,755	—
Income (loss) before income tax	20,428	(13,734)	(92,172)
Income tax benefit	(51,451)	(2,191)	(38,600)
Net income (loss)	71,879	(11,543)	(53,572)
Net income (loss) attributable to non-controlling interest, net of tax	1,213	(421)	(4,532)
Net income (loss) attributable to WillScot Mobile Mini	70,666	(11,122)	(49,040)
Non-cash deemed dividend related to warrant exchange	—	—	(2,135)
Net income (loss) attributable to WillScot Mobile Mini common shareholders	$70,666	$(11,122)	$(51,175)

Earnings (loss) per share attributable to WillScot Mobile Mini common shareholders:
Basic	$0.42	$(0.10)	$(0.59)
Diluted	$0.41	$(0.10)	$(0.59)
Weighted average shares:
Basic	169,230,177	108,683,820	87,209,605
Diluted	173,650,251	108,683,820	87,209,605

Unaudited Quarterly Consolidated Operating Data

Quarterly Consolidated Results for the Year Ended December 31, 2020:

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue	$255,821	$256,862	$417,315	$437,647	$1,367,645
Gross profit	$106,190	$109,964	$209,564	$234,255	$659,973
Adjusted EBITDA	$89,544	$97,520	$163,559	$179,684	$530,307
Net CAPEX	$30,540	$36,383	$33,323	$42,287	$142,533
Modular space units on rent (average during the period)	87,989	87,096	111,227	111,793	99,526
Average modular space utilization rate	69.2%	68.5%	70.6%	70.9%	70.2%
Average modular space monthly rental rate	$653	$669	$640	$670	$658
Portable storage units on rent (average during the period)	16,346	15,869	143,840	160,538	84,148
Average portable storage utilization rate	64.1%	62.5%	73.2%	81.2%	75.9%
Average portable storage monthly rental rate	$119	$120	$131	$136	$132
Average tank and pump solutions rental fleet utilization based on original equipment cost	—%	—%	58.2%	65.2%	61.7%

Quarterly Consolidated Results for the Year Ended December 31, 2019:

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue(a)	$253,685	$263,713	$268,222	$278,045	$1,063,665
Gross profit(a)	$103,331	$101,484	$99,308	$109,190	$413,313
Adjusted EBITDA(a)	$83,354	$87,554	$87,424	$98,216	$356,548
Net CAPEX	$41,814	$43,199	$37,761	$29,808	$152,582
Modular space units on rent (average during the period)	93,309	92,300	91,233	90,013	91,682
Average modular space utilization rate	72.4%	71.9%	71.2%	70.7%	72.0%
Average modular space monthly rental rate	$575	$611	$630	$641	$614
Portable storage units on rent (average during the period)	17,419	16,544	16,416	16,944	16,878
Average portable storage utilization rate	66.1%	63.3%	63.0%	66.1%	65.8%
Average portable storage monthly rental rate	$119	$121	$123	$118	$120
(a) The quarterly amounts in this table were adjusted for the adoption of Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) ("ASC 842"), effective retroactively to January 1, 2019, of and therefore do not agree to the Quarterly Reports filed on Form 10-Q for the respective periods of 2019. Refer to Note 21 in Part II, Item 8 herein for further information.

Unaudited Quarterly Operating Data by Segment
NA Modular Quarterly Results for the Year Ended December 31, 2020:

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue	$255,821	$256,862	$267,867	$270,612	$1,051,162
Gross profit	$106,190	$109,964	$112,079	$123,409	$451,642
Adjusted EBITDA	$89,544	$97,520	$100,281	$107,460	$394,805
Capex for rental equipment	$39,648	$40,034	$34,249	$39,396	$153,327
Modular space units on rent (average during the period)	87,988	87,096	86,400	86,011	86,874
Average modular space utilization rate	69.2%	68.5%	68.3%	68.2%	68.9%
Average modular space monthly rental rate	$653	$669	$693	$724	$685
Portable storage units on rent (average during the period)	16,346	15,869	15,473	15,603	15,823
Average portable storage utilization rate	64.1%	62.5%	61.3%	62.6%	63.5%
Average portable storage monthly rental rate	$119	$120	$124	$124	$122

NA Modular Quarterly Results for the Year Ended December 31, 2019:

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue(a)	$253,685	$263,713	$268,222	$278,045	$1,063,665
Gross profit(a)	$103,331	$101,484	$99,308	$109,190	$413,313
Adjusted EBITDA(a)	$83,354	$87,554	$87,424	$98,216	$356,548
Capital expenditures for rental equipment	$51,873	$61,215	$47,789	$44,229	$205,106
Modular space units on rent (average during the period)	93,309	92,300	91,233	90,013	91,682
Average modular space utilization rate	72.4%	71.9%	71.2%	70.7%	72.0%
Average modular space monthly rental rate	$575	$611	$630	$641	$614
Portable storage units on rent (average during the period)	17,419	16,544	16,416	16,944	16,878
Average portable storage utilization rate	66.1%	63.3%	63.0%	66.1%	65.8%
Average portable storage monthly rental rate	$119	$121	$123	$118	$120
(a) The quarterly amounts in this table were adjusted for the adoption of ASC 842, effective retroactively to January 1, 2019, of and therefore do not agree to the Quarterly Reports filed on Form 10-Q for the respective periods of 2019.

NA Storage Quarterly Results for the Year Ended December 31, 2020:

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue	$—	$—	$104,493	$117,336	$221,829
Gross profit	$—	$—	$73,384	$83,401	$156,785
Adjusted EBITDA	$—	$—	$46,465	$53,372	$99,837
Capex for rental equipment	$—	$—	$7,234	$7,735	$14,969
Modular space units on rent (average during the period)	—	—	16,383	16,948	8,333
Average modular space utilization rate	—%	—%	80.4%	80.9%	80.6%
Average modular space monthly rental rate	$—	$—	$505	$547	$526
Portable storage units on rent (average during the period)	—	—	105,221	120,439	56,415
Average portable storage utilization rate	—%	—%	73.4%	83.0%	78.2%
Average portable storage monthly rental rate	$—	$—	$145	$150	$147
There was no activity prior to the Merger on July 1, 2020, and therefore, no associated 2019 activity to disclose.

UK Storage Quarterly Results for the Year Ended December 31, 2020:

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue	$—	$—	$21,653	$24,708	$46,361
Gross profit	$—	$—	$12,671	$14,971	$27,642
Adjusted EBITDA	$—	$—	$8,306	$9,516	$17,822
Capex for rental equipment	$—	$—	$677	$1,016	$1,693
Modular space units on rent (average during the period)	—	—	8,444	8,834	4,319
Average modular space utilization rate	—%	—%	79.1%	82.4%	80.8%
Average modular space monthly rental rate	$—	$—	$356	$377	$367
Portable storage units on rent (average during the period)	—	—	23,146	24,496	11,910
Average portable storage utilization rate	—%	—%	83.2%	88.6%	85.9%
Average portable storage monthly rental rate	$—	$—	$75	$78	$76
There was no activity prior to the Merger on July 1, 2020, and therefore, no associated 2019 activity to disclose.

Tank and Pump Quarterly Results for the Year Ended December 31, 2020

(in thousands, except for units on rent and monthly rental rate)	Q1	Q2	Q3	Q4	Full Year
Revenue	$—	$—	$23,302	$24,991	$48,293
Gross profit	$—	$—	$11,430	$12,474	$23,904
Adjusted EBITDA	$—	$—	$8,507	$9,336	$17,843
Capex for rental equipment	$—	$—	$431	$1,963	$2,394
Average tank and pump solutions rental fleet utilization based on original equipment cost	—%	—%	58.2%	65.2%	61.7%
There was no activity prior to the Merger on July 1, 2020, and therefore, no associated 2019 activity to disclose.

WillScot Corporation
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$24,937	$3,045
Trade receivables, net of allowances for doubtful accounts at December 31, 2020 and December 31, 2019 of $29,258 and $15,828, respectively	330,942	247,596
Inventories	21,655	15,387
Prepaid expenses and other current assets	29,954	14,621
Assets held for sale	12,004	11,939
Total current assets	419,492	292,588
Rental equipment, net	2,933,722	1,944,436
Property, plant and equipment, net	303,650	147,689
Operating lease assets	232,094	146,698
Goodwill	1,171,219	235,177
Intangible assets, net	495,947	126,625
Other non-current assets	16,081	4,436
Total long-term assets	5,152,713	2,605,061
Total assets	$5,572,205	$2,897,649
Liabilities and equity
Accounts payable	$106,926	$109,926
Accrued interest and liabilities	141,672	98,375
Deferred revenue and customer deposits	135,485	82,978
Operating lease liabilities - current	48,063	29,133
Current portion of long-term debt	16,521	—
Total current liabilities	448,667	320,412
Long-term debt	2,453,809	1,632,589
Deferred tax liabilities	307,541	70,693
Operating lease liabilities - non-current	183,761	118,429
Other non-current liabilities	37,150	46,571
Long-term liabilities	2,982,261	1,868,282
Total liabilities	3,430,928	2,188,694
Commitments and contingencies (see Note 18)
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at December 31, 2020.	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 229,038,158 shares issued and outstanding at December 31, 2020	23	—
Class A Common Stock: $0.0001 par, 400,000,000 shares authorized and 108,818,854 shares issued and outstanding at December 31, 2019	—	11
Class B Common Stock: $0.0001 par, 100,000,000 shares authorized and 8,024,419 shares issued and outstanding at December 31, 2019	—	1
Additional paid-in-capital	3,797,168	2,396,501
Accumulated other comprehensive loss	(37,207)	(62,775)
Accumulated deficit	(1,618,707)	(1,689,373)
Total shareholders' equity	2,141,277	644,365
Non-controlling interest	—	64,590
Total equity	2,141,277	708,955
Total liabilities and equity	$5,572,205	$2,897,649

Reconciliation of Non-GAAP Financial Measures
We use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business segment performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described in the reconciliation of our consolidated net income (loss) to Adjusted EBITDA reconciliation below. We believe that evaluating segment performance excluding such items is meaningful because it provides insight with respect to intrinsic operating results of the Company.
We also regularly evaluate gross profit by segment to assist in the assessment of the operational performance of each operating segment. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance of the segments, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to meet future debt service obligations and working capital requirements.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations. The following tables provide unaudited reconciliations of Net income (loss) to Adjusted EBITDA.

Consolidated Adjusted EBITDA

	Year Ended December 31,
(in thousands)	2020	2019	2018
Net income (loss)	$71,879	$(11,543)	$(53,572)
Income tax benefit	(51,451)	(2,191)	(38,600)
Income (loss) before income tax	20,428	(13,734)	(92,172)
Loss on extinguishment of debt	42,401	8,755	—
Interest expense, net (a)	119,886	122,504	98,433
Depreciation and amortization	243,830	187,074	134,740
Currency (gains) losses, net	(355)	(688)	2,454
Restructuring costs, lease impairment expense and other related charges	11,403	12,429	15,468
Goodwill and other impairment charges	—	2,848	1,600
Transaction costs	64,053	—	20,051
Integration costs	18,338	26,607	30,006
Stock compensation expense	9,879	6,686	3,439
Other expense(b)	444	4,067	1,514
Adjusted EBITDA	$530,307	$356,548	$215,533

	Three Months Ended December 31,
(in thousands)	2020	2019
Net income	$46,468	$8,927
Income tax expense (benefit)	14,719	(169)
Income before income tax	61,187	8,758
Loss on extinguishment of debt	—	1,511
Interest expense, net	30,076	29,716
Depreciation and amortization	74,727	48,912
Currency gains, net	(502)	(252)
Goodwill and other impairment charges	—	210
Restructuring costs, lease impairment expense and other related charges	2,861	2,673
Transaction costs	812	—
Integration costs	7,417	2,744
Stock compensation expense	2,921	1,684
Other expense(b)	185	2,260
Adjusted EBITDA	$179,684	$98,216

(a) In connection with the ModSpace acquisition, the Company incurred bridge financing fees and upfront commitment fees of $20.5 million, included within interest expense, during the year ended December 31, 2018.
(b) Other expense includes consulting expenses related to one-time projects, financing costs not classified as interest expense and gains and losses on the disposal of property, plant and equipment.

Pro Forma Adjusted EBITDA
The unaudited table below provides a reconciliation of pro forma net income (loss) to pro forma Adjusted EBITDA and incorporates all pro forma adjustments made to present the historical consolidated statements of operations of WillScot Mobile Mini Holdings, giving effect to the following items as if they had occurred on January 1, 2019:

i.the Merger with Mobile Mini;
ii.borrowings under the Company’s 2025 Secured Notes and the 2020 ABL Facility;
iii.extinguishment of the Mobile Mini line of credit and senior notes assumed in the Merger and subsequently repaid;
iv.repayment of the 2017 ABL Facility and the 2022 Senior Notes repaid contemporaneously with the Merger;
v.the transaction costs incurred in connection with the Merger; and
vi.elimination of non-controlling interest in connection with the Sapphire Exchange as contemplated by the Merger.

	Year Ended December 31,
(in thousands)	2020	2019
Net Income	$120,365	$81,281
Loss on extinguishment of debt	22,719	7,366
Income tax expense	34,549	28,892
Interest expense	127,052	126,126
Depreciation and amortization	292,616	284,723
Currency gains, net	(316)	(414)
Goodwill and other impairment charges	—	2,848
Restructuring costs, lease impairment expense, other related charges	11,403	12,429
Transaction fees	—	3,129
Integration costs	18,338	26,607
Stock compensation expense	15,280	21,807
Other	4,459	4,647
Adjusted EBITDA	646,465	599,441

Adjusted EBITDA Margin Non-GAAP Reconciliation
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business.
The following tables provide unaudited reconciliations of Adjusted EBITDA Margin.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Adjusted EBITDA (A)	$179,684	$98,216	$530,307	$356,548
Revenue (B)	$437,647	$278,045	$1,367,645	$1,063,665
Adjusted EBITDA Margin (A/B)	41.1%	35.3%	38.8%	33.5%

Pro Forma Adjusted EBITDA Margin Non-GAAP Reconciliation
The following tables provide unaudited reconciliations of Pro Forma Adjusted EBITDA Margin.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Pro Forma Adjusted EBITDA (A)	$179,684	$166,299	$646,465	$599,441
Pro Forma Revenue (B)	$437,647	$439,354	$1,651,885	$1,683,683
Pro Forma Adjusted EBITDA Margin (A/B)	41.1%	37.9%	39.1%	35.6%

Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Management believes that the presentation of Free Cash Flow provides useful information to investors regarding our results of operations because it provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements.

The following table provides unaudited reconciliations of net cash provided by operating activities to Free Cash Flow.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$129,717	$73,490	$304,812	$172,566
Purchase of rental equipment and refurbishments	(50,110)	(44,229)	(172,383)	(205,106)
Proceeds from sale of rental equipment	13,668	10,597	38,949	42,101
Purchase of property, plant and equipment	(7,375)	(1,740)	(16,454)	(8,340)
Proceeds from the sale of property, plant and equipment	1,530	5,564	7,355	18,763
Free Cash Flow	$87,430	$43,682	$162,279	$19,984

Adjusted Gross Profit and Adjusted Gross Profit Percentage
We define Adjusted Gross Profit as gross profit plus depreciation on rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Adjusted Gross Profit and Percentage are not measurements of our financial performance under GAAP and should not be considered as an alternative to gross profit, gross profit percentage, or other performance measures derived in accordance with GAAP. In addition, our measurement of Adjusted Gross Profit and Adjusted Gross Profit Percentage may not be comparable to similarly titled measures of other companies. Our management believes that the presentation of Adjusted Gross Profit and Adjusted Gross Profit Percentage provides useful information to investors regarding our results of operations because it assists in analyzing the performance of our business.
The following table provides unaudited reconciliations of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Revenue (A)	$437,647	$278,045	$1,367,645	$1,063,665
Gross profit (B)	234,255	109,190	659,973	413,313
Depreciation of rental equipment	54,302	45,739	200,581	174,679
Adjusted Gross Profit (C)	$288,557	$154,929	$860,554	$587,992
Gross Profit Percentage (B/A)	53.5%	39.3%	48.3%	38.9%
Adjusted Gross Profit Percentage (C/A)	65.9%	55.7%	62.9%	55.3%
Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business.
The following table provides unaudited reconciliations of Net CAPEX:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Total purchases of rental equipment and refurbishments	$(50,110)	$(44,229)	$(172,383)	$(205,106)
Total proceeds from sale of rental equipment	13,668	10,597	38,949	42,101
Net CAPEX for Rental Equipment	(36,442)	(33,632)	(133,434)	(163,005)
Purchase of property, plant and equipment	(7,375)	(1,740)	(16,454)	(8,340)
Proceeds from sale of property, plant and equipment	1,530	5,564	7,355	18,763
Net CAPEX	$(42,287)	$(29,808)	$(142,533)	$(152,582)